EXHIBIT 99.1

PRESS RELEASE Contact:  Michael Senken
Phone:  (770) 651-9100

MiMedx Prices $34.0 Million Public Offering of Common Stock

Marietta, Georgia, December 11, 2013 (PR Newswire) -- MiMedx Group, Inc.  (NASDAQ: MDXG), an integrated developer, manufacturer and marketer of patent protected regenerative biomaterials and bioimplants processed from human amniotic membrane announced today the pricing of an underwritten public offering of 5,000,000 shares of its common stock at a price to the public of $6.80 per share for gross proceeds of $34.0 million.  The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses payable by MiMedx, will be approximately $31.6 million.  The Company has also granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any.

The proceeds of the offering will be used for general corporate purposes, including, but not limited to, research, development and further commercialization of the Company’s products, obtaining regulatory approvals, funding of clinical trials, capital expenditures, working capital and future acquisitions of complementary businesses, technology or products, although there currently are no agreements or commitments with respect to any such investment or acquisition.  The offering is expected to close on or about December 17, 2013, subject to the satisfaction of customary closing conditions.

Canaccord Genuity Inc. is acting as sole book-running manager for the offering and Craig‑Hallum Capital Group LLC is acting as lead manager.  Northland Capital Markets and Lake Street Capital Markets, LLC are acting as co-managers.

A shelf registration statement (File No. 333-189785) relating to these securities was filed on July 3, 2013 and declared effective by the Securities and Exchange Commission on July 19, 2013.  A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on December 9, 2013.  The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting the below book-running manager at the following address:

Canaccord Genuity Inc.
Attention: Syndicate Department
99 High Street, 12th Floor
Boston, MA 02110
Telephone: (617) 371-3900
Email: USecm@canaccordgenuity.com

An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of MiMedx, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MiMedx

MiMedx® is an integrated developer, manufacturer and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane.  “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself.  Our biomaterial platform technologies include AmnioFix® and EpiFix®, our tissue technologies processed from human amniotic membrane that is derived from donated placentas.  Through our donor program, mothers delivering full-term Caesarean section births can elect in advance of delivery to donate the placenta in lieu of having it discarded as medical waste.  We process the human amniotic membrane utilizing our proprietary PURION® process, to produce a safe and effective implant.  MiMedx® is the leading supplier of amniotic tissue, having supplied over 200,000 allografts to date to distributors and OEMs for application in the Wound Care, Surgical, Sports Medicine, Ophthalmic and Dental sectors of healthcare.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements include expectations regarding the proposed offering and the use of proceeds from such offering.  Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results.  These forward-looking estimates are based on management’s current expectations, forecasts, and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in these forward-looking statements.  Information on risks, uncertainties, and other information affecting MiMedx’s business and operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2012, MiMedx’s subsequent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013, and MiMedx’s other filings with the Securities and Exchange Commission.  These forward looking statements speak only as of the date hereof.  MiMedx disclaims any obligation to update these forward-looking statements except as required by law.